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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 2001
                                                      REGISTRATION NO. 333-63296
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                AMENDMENT NO. 1
                                       TO

                                NOTE EXCHANGE ON
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                  SALTON, INC.
            (Exact name of registration as specified in its charter)


         DELAWARE                                5064                                 36-3777824
(State or other jurisdiction of       (Primary Standard Industrial      (I.R.S. Employer identification number)
incorporation or organization)        Classification Code Number)

                            550 Business Center Drive
                         Mount Prospect, Illinois 60056
                                 (847) 803-4600
    (address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 William B. Rue
                      President and Chief Operating Officer
                            550 Business Center Drive
                         Mount Prospect, Illinois 60056
                                 (847) 803-4600
            (name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   Copies to:
                                 Neal Aizenstein
                          Sonnenschein Nath & Rosenthal
                                8000 Sears Tower
                             Chicago, Illinois 60606
                                 (312) 876-8938

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number on the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act, registration statement number of the earlier effective registration statement for the same offering. [ ]





     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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                                EXPLANATORY NOTE

     This Amendment No. 1 to Form S-4 is being filed solely to file Exhibits 5.1, 23.1, and 23.2.


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                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a part to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

         The registrant's Restated Certificate of Incorporation (the "Certificate") provides that Salton's directors shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The registrant's Certificate further provides that the registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

         The directors and officers of Salton are covered under directors' and officers' liability insurance policies maintained by Salton.

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ITEM 21. Exhibits and Financial Statement Schedules.

         (a) Exhibits


      Exhibit
       Number     Description
       ------     -----------
       1.3        Purchase Agreement, dated April 18, 2001, among Salton, Inc., the Guarantors (as defined therein), Lehman Brothers Inc. and
                  First Union Securities, Inc. Incorporated by Reference to the
                  Quarterly Report on Form 10-Q for the fiscal quarter ended
                  March 31, 2001.(1)

       4.4 Indenture, dated as of April 23, 2001, among Salton, Inc., the Guarantors (as defined therein), and Wells Fargo Bank Minnesota, N.A., as trustee, relating to $150,000,000 in aggregate principal amount and maturity of 12 1/4% senior subordinated notes due 2008. Incorporated by Reference to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001.(1)

       4.5        Form of 12 1/4% senior subordinated note due April 15, 2008.
                  Incorporated by Reference to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001.(1)

       5.1 Opinion of Sonnenschein Nath & Rosenthal regarding the legality of the new notes(2).

      10.32 Registration Rights Agreement, dated April 23, 2001 among Salton, Inc., the Guarantors (as defined therein), Lehman Brothers Inc., and First Union Securities, Inc. Incorporated by Reference to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001.(1)

      12.2        Computation of Ratio of Earnings to Fixed Charges.(1)

      21.1        Subsidiaries.(1)

      23.1        Consent of Deloitte & Touche LLP.(2)

      23.2        Consent of Sonnenschein Nath & Rosenthal (included in
                  Exhibit 5.1).(2)

      24.1 Power of Attorney of certain directors and officers of Salton (set forth on the signature page of this registration statement).(1)

      25.1        Statement of Eligibility of Trustee.(1)

      99.1        Form of Letter of Transmittal for Notes.(1)

      99.2        Form of Notice of Guaranteed Delivery.(1)

      99.3        Form of Letter to Depository Trust Company Participants.(1)

      99.4        Form of Letter to Clients.(1)
------------------

(1) Previously filed.
(2) Filed herewith.


ITEM 22. Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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               (i) include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore,


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         unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Salton, Inc. has duly caused this amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and the State of Illinois, on the 12th day of July, 2001.



                                                  Salton, Inc.


                                                  By: /s/ LEONHARD DREIMANN
                                                      ---------------------
                                                      Leonhard Dreimann
                                                      Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on the 12th day of July, 2001.





               Signature

   /s/ LEONHARD DREIMANN                Chief Executive Officer and Director
       -----------------                (Principal Executive Officer)
       Leonhard Dreimann

               *                        President, Chief Operating Officer
       -----------------                and Director
       William B. Rue

               *                        Senior Vice President and Chief
       -----------------                Financial Officer(Principal Accounting
       John E. Thompson                 and Financial Officer)

               *                        Chairman of the Board, Secretary and
       -----------------                Director
       David C. Sabin

               *                        Director
       ----------------
       Frank Devine

               *                        Director
       ------------------
       Bert Doornmalen

                                        Director
       ------------------
       Robert A. Bergmann


       ------------------               Director
       Bruce G. Pollack

   * /s/ LEONHARD DREIMANN
       ------------------
       Leonhard Dreimann
       Attorney-in-fact



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